UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

Commission File No. 000-30911

THE PBSJ CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	59-1494168
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5300 W. CYPRESS STREET, Suite 200

TAMPA, FLORIDA 33607

(Address of principal executive offices)

(813) 282-7275

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2007, The PBSJ Corporation, the Company, entered into Amendment No. 4 to Amended and Restated Credit Agreement by and among Bank of America, N.A., the Company, its subsidiary, Post, Buckley, Schuh & Jernigan, Inc., and additional subsidiaries of the Company who are guarantors (the “Amendment”), and the Company and Post, Buckley, Schuh & Jernigan, Inc. issued an amended and restated revolver note thereunder. The amendments increase the revolver from $58 million to $60 million, extend the maturity date to October 31, 2011, remove the maintenance of net worth affirmative covenant from the agreement, and increase the limits for certain indebtedness permitted to be incurred.

A copy of the Amendment is attached hereto as Exhibit 10.1 and a copy of the Third Amended and Restated Revolver Note is attached hereto as Exhibit 10.2 and both are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)

10.1*	Amendment No. 4 to Amended and Restated Credit Agreement, dated November 14, 2007, by and among Bank of America, N.A., The PBSJ Corporation, Post, Buckley, Schuh & Jernigan, Inc. and the guarantors party thereto.*

10.2*	Third Amended and Restated Promissory Note, dated November 14, 2007, by The PBSJ Corporation and Post, Buckley, Schuh & Jernigan, Inc. in favor of Bank of America, N.A.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The PBSJ Corporation

Dated: November 19, 2007	by:	/s/ Donald J. Vrana
Donald J. Vrana
Senior Vice President

Exhibit Index

Exhibit No.	Description
10.1*	Amendment No. 4 to Amended and Restated Credit Agreement, dated November 14, 2007, by and among Bank of America, N.A., The PBSJ Corporation, Post, Buckley, Schuh & Jernigan, Inc. and the guarantors party thereto.*

10.2 *	Third Amended and Restated Promissory Note, dated November 14, 2007, by The PBSJ Corporation and Post, Buckley, Schuh & Jernigan, Inc. in favor of Bank of America, N.A.

*	Filed herewith